October 3, 1996

Dominic J. Magliarditi
735 Helmhill Avenue
Las Vegas, Nevada  89123

          Re:  Merger Agreement / Employee Matters

Dear Nick:

          This letter is intended to implement the provisions of
Section 6.9 of the Merger Agreement (as amended by the Second Amendment thereto dated September 27, 1996) in the context of your currently pending application for gaming licensure in Nevada.

          Ameristar understands that your application is likely to be heard by the Nevada Gaming Control Board during the month of November. Ameristar hereby confirms that it will enter into an employment agreement with you as contemplated by Section 6.9, provided that until such time as your license is granted, you shall not become an officer of Ameristar as set forth in such section. In all other respects, the employment agreement shall contain the material terms described in Section 6.9 of the Merger Agreement.

          Except as amended hereby, the agreements between the parties set forth in the Merger Agreement, as amended through the Second Amendment, shall continue in full force and effect.

          To confirm your agreement with the foregoing, please sign this letter in the place indicated below.

                              Very truly yours,


                              /s/ Brian Katz
                              Brian Katz,
                              Vice President

Reviewed and approved


/s/ Dominic J. Magliarditi
Dominic J. Magliarditi
Date: October 3, 1996